Pricing Supplement dated May 23, 2008
          to the Product Prospectus Supplement dated February 1, 2008, the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]    $9,367,000

                Royal Bank of Canada

                Reverse Convertible Notes due August 29, 2008 Linked to a Bundle of Common Stocks



     Royal Bank of Canada is offering reverse convertible notes (the "Notes") linked to a bundle of common stocks described below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008 describe terms that will apply generally to the Notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control.

Issuer:                             Royal Bank of Canada ("Royal Bank").

Issue:                              Senior Global Medium-Term Notes, Series C

Underwriter:                        RBC Capital Markets Corporation

Currency:                           U.S. Dollars.

Minimum Investment:                 $10,000, and $1,000 increments in excess
                                    thereof.

Term:                               Three (3) months

Interest Rate (coupon):             13.88% per annum (30/360), payable monthly
                                    in equal amounts.

Barrier Percentage:                 As specified below for each Bundled Stock.

Pricing Date:                       May 23, 2008

Issuance Date:                      May 30, 2008

Valuation Date(s):                  August 26, 2008, subject to extension for
                                    market and other disruptions.

Maturity Date:                      August 29, 2008, subject to extension for
                                    market and other disruptions.

Barrier Price:                      For each Bundled Stock, its Initial Share
                                    Price multiplied by the Barrier Percentage.

Initial Share Price:                For each Bundled Stock, the closing price of
                                    that stock on the Pricing Date.

Final Share Price:                  For each Bundled Stock, the closing price of
                                    that stock on the Valuation Date.

Interest (coupon) Payment Dates:    The coupon will be paid on the last business
                                    day of each month during the term of the note except for the final coupon which will be paid at maturity.

Monitoring Period:                  From and excluding the Pricing Date to and
                                    including the Valuation Date.

Monitoring Method:                  Close of Trading Day

Payment at Maturity (if held to     At maturity, for each $1,000 principal
maturity):                          amount (corresponding to one Bundled Stock),
                                    the investor will receive $1,000 plus any accrued and unpaid interest, unless a Conversion Event has occurred with respect to that Bundled Stock.

                                    If a Conversion Event has occurred for that Bundled Stock, then, at maturity, instead of the $1,000 principal amount (corresponding to that Bundled Stock), in addition to any accrued and unpaid interest, the investor will receive a number of shares of that Bundled Stock equal to the Physical Delivery Amount or, at our election, the cash value thereof. If we elect to deliver shares of the Bundled Stock, any fractional shares will be paid in cash.

                                    For example, since the principal amount of $10,000 of each note is linked to ten Bundled Stocks, if, hypothetically, a Conversion Event occurs with respect to five of those ten Bundled Stocks, then, at maturity, your payment with respect to that note, in addition to accrued but unpaid interest, will consist of $5,000 in cash (return of your principal amount) with respect to the five Bundled Stocks for which Conversion Events did not occur and Physical Delivery Amounts (or, at our election, the cash equivalent thereof) with respect to the five Bundled Stocks for which Conversion Events did occur.

Conversion Event:                   A Conversion Event will have occurred with
                                    respect to a Bundled Stock if:

                                        (i) a Knock-In Event has occurred with
                                    respect to that Bundled Stock, and

                                        (ii) the Final Share Price is less than
                                    the Initial Share Price for that Bundled
                                    Stock.

Knock-In Event:                     A Knock-In Event will have occurred with
                                    respect to a Bundled Stock if:

                                        (a) for notes subject to Intra-Day
                                        Monitoring, at any time during the
                                        Monitoring Period, the price of that
                                        Bundled Stock is less than the Barrier
                                        Price for that Bundled Stock, or

                                        (b) for notes subject to Close of
                                        Trading Day Monitoring, on any day
                                        during the Monitoring Period, the
                                        closing price for that Bundled Stock is
                                        less than the Barrier Price for that
                                        Bundled Stock.

Physical Delivery Amount:           With respect to any Bundled Stock, if the
                                    payment at maturity is in physical shares of such Bundled Stock, you will receive a number of shares of such Bundled Stock equal to the principal amount of your notes divided by the Initial Stock Price of such Bundled Stock and multiplied by the weighting of such Bundled Stock. Any fractional shares will paid in cash.

Cash Delivery Amount:               For any Bundled Stock, the Cash Delivery
                                    Amount is an amount in cash equal to the product of the Physical Delivery Amount for that Bundled Stock, as calculated above, multiplied by the Final Share Price for that Bundled Stock.

Principal At Risk:                  Investors in these notes could lose some or
                                    a substantial value of their investment at maturity if there has been a decline in the trading price of any of the Bundled Stocks.

=========================================================================================================================
Bundled Stock                                Ticker     Initial Share Price      Barrier %     Barrier Price   Weightings
=========================================================================================================================
Freeport-McMoRan Copper & Gold, Inc.          FCX             $117.19               65%            $76.17          10%

Arch Coal, Inc.                               ACI              $62.90               65%            $40.89          10%

The Goodyear Tire & Rubber Company             GT              $25.29               70%            $17.70          10%

Cummins Inc.                                  CMI              $67.86               70%            $47.50          10%

SanDisk Corporation                           SNDK             $28.26               65%            $18.37          10%

Apple Inc.                                    AAPL            $181.17               70%           $126.82          10%

Monsanto Company                              MON             $121.45               65%            $78.94          10%

JPMorgan Chase & Co.                          JPM              $42.32               75%            $31.74          10%

Target Corporation                            TGT              $52.04               75%            $39.03          10%

Foster Wheeler Ltd.                           FWLT             $74.30               70%            $52.01          10%

Secondary Market:                   RBC Capital Markets Corporation (or one of
                                    its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Settlement Date. The amount that investors may receive upon sale of their Notes prior to maturity may be less than the principal amount of their notes.

Listing: The notes will not be listed on any securities exchange or quotation system.

Clearance and Settlement:           DTC global (including through its indirect
                                    participants Euroclear and Clearstream,
                                    Luxembourg as described under "Description of Debt Securities -- Ownership and
                                    Book-Entry Issuance" in the accompanying prospectus).

Terms Incorporated in the Master    All of the terms appearing above the item
Note:                               captioned "Secondary Market" on the cover
                                    page of this pricing supplement and the
                                    terms appearing under the caption "General
                                    Terms of the Reverse Convertible Notes" in the product supplement with respect to reverse convertible notes dated February 1, 2008.

CUSIP:                              78008GEH1


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated February 1, 2008 and "Selected Risk Considerations" beginning on page P-8 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $9,367,000
Underwriting discounts and commission.................................................     1.50%            $140,505
Proceeds to Royal Bank................................................................     98.50%           $9,226,495

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 1, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
o35030e424b3.htm

Product Prospectus Supplement dated February 1, 2008:
http://www.sec.gov/Archives/edgar/data/1000275/000121465908000187/
0001214659-08-000187.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

              Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Bundled Stock performances. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the prices of the Bundled Stocks on the Valuation Date relative to their price on the Pricing Date. We cannot predict the Bundled Stock performances.

Table of Hypothetical Amounts Payable at Maturity


The examples set forth below are for illustration purposes only. All examples assume an initial investment of $10,000, that the Note is linked to ten (10) Bundled Stocks (and, therefore, that there are ten bundled RevCons), that each Bundled Stock has an equal weighting, that no market disruption event has occurred and that the Barrier Percentage for each bundled RevCon is 75%.

The first and second columns are the name of the Bundled Stock and its ticker. The third and fourth columns are the Initial and Final Share Prices of the Bundled Stock. The fifth column is the Barrier Price of the Bundled Stock. The sixth column indicates whether a Knock-In Event has occurred. The seventh column indicates how much, if any, of the $1,000 principal amount in cash is return with respect to that Bundled Stock. Lastly, the eighth column indicates how many, if any, shares of the Bundled Stock are delivered in lieu of $1,000 principal amount as a result of the occurrence of a Conversion Event with respect to that Bundled Stock.

The Initial and Final Share Prices of the Bundled Stocks used to illustrate the calculation of the hypothetical payouts at maturity in these sample calculations are not estimates or forecasts of the Initial and Final Share Prices of the Bundled Stocks on which the calculation of the any actual payments under these Notes will depend.

Example 1 -- This example illustrates the payout at maturity of the Underlying Reverse Convertible Notes where no Conversion Events have occurred with respect to any of the Underlying Stocks.


       Column 1            Column 2       Column 3        Column 4        Column 5      Column 6      Column 7
       --------            --------       --------        --------        --------      --------      --------
                                                                                          Payout at Maturity
      Underlying           Initial         Final          Barrier         Knock-In        ------------------
        Stock            Share Price    Share Price        Price           Event?          Cash        Shares
--------------------------------------------------------------------------------------------------------------
       Stock A             $100.00         $98.00         $75.00             No           $1,000          0
       Stock B             $105.00         $81.00         $78.75             No           $1,000          0
       Stock C              $90.00         $85.00         $67.50             No           $1,000          0
       Stock D              $80.00        $102.00         $60.00             No           $1,000          0
       Stock E             $110.00         $88.00         $82.50             No           $1,000          0
       Stock F              $95.00        $110.00         $71.25             No           $1,000          0
       Stock G              $75.00         $90.00         $56.25             No           $1,000          0
       Stock H             $120.00         $98.00         $90.00             No           $1,000          0
       Stock I              $85.00        $101.00         $63.75             No           $1,000          0
       Stock J             $115.00         $93.00         $86.25             No           $1,000          0
                                                                                       ------------
                                                                                         $10,000

Aggregate Redemption Payment at Maturity per $10,000 principal amount = $10,000

Since no Conversion Event occurred with respect to any of the Underlying Stocks, at maturity an investor will receive back his or her entire $10,000 of principal amount.

Example 2-- This example illustrates the payout at maturity of the Underlying Reverse Convertible Notes where a Conversion Event has occurred with respect to some of the Underlying Stocks, but no Conversion Event has occurred with respect to others.


       Column 1            Column 2       Column 3        Column 4        Column 5      Column 6      Column 7
       --------            --------       --------        --------        --------      --------      --------
                                                                                          Payout at Maturity
      Underlying           Initial         Final          Barrier         Knock-In        ------------------
        Stock            Share Price    Share Price        Price           Event?          Cash        Shares
--------------------------------------------------------------------------------------------------------------
       Stock A             $100.00         $74.00         $75.00            Yes            $0         10.0000
       Stock B             $105.00         $81.00         $78.75            No           $1,000          0
       Stock C              $90.00         $85.00         $67.50            No           $1,000          0
       Stock D              $80.00         $54.00         $60.00            Yes            $0         12.5000
       Stock E             $110.00         $70.00         $82.50            Yes            $0         9.0909
       Stock F              $95.00        $110.00         $71.25            No           $1,000          0
       Stock G              $75.00         $90.00         $56.25            No           $1,000          0
       Stock H             $120.00         $67.00         $90.00            Yes            $0         8.3333
       Stock I              $85.00         $60.00         $63.75            Yes            $0         11.7647
       Stock J             $115.00         $93.00         $86.25            No           $1,000          0
                                                                                       ----------
                                                                                         $5,000

Aggregate Redemption Payment at Maturity per $10,000 principal amount = $5,000 in cash (return of principal) + a number of shares of each of Stock A, Stock D , Stock E , Stock H and Stock I (fractional shares paid in cash).

Since a Conversion Event occurred with respect five (5) of the Underlying Stocks, but not with the remaining five (5), at maturity, in lieu of receiving all of his or her $10,000 of principal amount, an investor will receive $5,000 of principal amount in cash (relating to the Underlying Shares with respect to which a Conversion Event has not occurred) plus a number of shares of each of the five Underlying Stocks with respect to which a Conversion Event has occurred. Fractional shares will be paid in cash.

Example 3 -- This example illustrates the payout at maturity of the Underlying Reverse Convertible Notes where Conversion Events have occurred with respect to all of the Underlying Stocks.


       Column 1            Column 2       Column 3        Column 4        Column 5      Column 6      Column 7
       --------            --------       --------        --------        --------      --------      --------
                                                                                          Payout at Maturity
      Underlying           Initial         Final          Barrier         Knock-In        ------------------
        Stock            Share Price    Share Price        Price           Event?          Cash        Shares
--------------------------------------------------------------------------------------------------------------
       Stock A             $100.00        $70.00          $75.00            Yes            $0         10.0000
       Stock B             $105.00        $68.00          $78.75            Yes            $0         9.5238
       Stock C              $90.00        $65.00          $67.50            Yes            $0         11.1111
       Stock D              $80.00        $54.00          $60.00            Yes            $0         12.5000
       Stock E             $110.00        $67.00          $82.50            Yes            $0         9.0909
       Stock F              $95.00        $52.00          $71.25            Yes            $0         10.5263
       Stock G              $75.00        $42.00          $56.25            Yes            $0         13.3333
       Stock H             $120.00        $61.00          $90.00            Yes            $0         8.3333
       Stock I              $85.00        $40.00          $63.75            Yes            $0         11.7647
       Stock J             $115.00        $67.00          $86.25            Yes            $0         8.6957
                                                                                        ---------
                                                                                           $0

Aggregate Redemption Payment at Maturity per $10,000 principal amount = a number of shares of each of the 10 Underlying Stocks (fractional shares paid in cash).

Since a Conversion Event occurred with respect to each and every one of the Underlying Stocks, at maturity, in lieu of receiving any of his or her $10,000 of principal amount, an investor will receive a number of shares of each of the Underlying Stocks. Fractional shares will be paid in cash.



The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Bundled Stocks that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Bundled Stocks. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated February 1, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated February 1, 2008.

                        Selected Purchase Considerations

Market Disruption Events and Adjustments: The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated February 1, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated February 1, 2008.

Principal At Risk: Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of any of the Bundled Stocks.

Certain U.S. Federal Income Tax Considerations:

For U.S. federal income tax purposes, we will treat 2.58% of each stated interest payment (13.88% in total) as a payment of interest (the "Interest Payment") and 11.30% of each stated interest payment (13.88% in total) as a payment for the put options (the "Put Options Payment"). The Option Ratio (as defined in the accompanying product prospectus supplement) is set forth in the table below.


          ============================================================
          Bundled Stock                                 Option Ratio
          ============================================================
          Freeport-McMoRan Copper & Gold, Inc.              8.78%
          ------------------------------------------------------------
          Arch Coal, Inc.                                  13.65%
          ------------------------------------------------------------
          The Goodyear Tire & Rubber Company               10.11%
          ------------------------------------------------------------
          Cummins Inc.                                      9.89%
          ------------------------------------------------------------
          SanDisk Corporation                              11.44%
          ------------------------------------------------------------
          Apple Inc.                                        7.45%
          ------------------------------------------------------------
          Monsanto Company                                  7.90%
          ------------------------------------------------------------
          JPMorgan Chase & Co.                             11.08%
          ------------------------------------------------------------
          Target Corporation                               10.24%
          ------------------------------------------------------------
          Foster Wheeler Ltd.                               9.45%
          ------------------------------------------------------------


For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 1, 2008.


                          Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Bundled Stocks. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated February 1, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated February 1, 2008, you should consider the following:

You May Lose Some or All of Your Principal Amount. You may receive a lower payment at maturity than you would have received if you had invested in the Bundled Stocks directly. If any of the Bundled Stocks' performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity. While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity. The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity, may be less than your original purchase price.


             Information Regarding the Issuers of the Bundled Stocks

The Bundled Stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Bundled Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuers of the Bundled Stocks is derived from publicly available information. We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Freeport-McMoran Copper & Gold Inc., through its wholly owned subsidiary, Phelps Dodge, and its majority-owned subsidiary, PT Freeport Indonesia, is a copper, gold and molybdenum mining company. In North America, the Company has six operating copper mines: Morenci, Bagdad, Sierrita and Safford in Arizona, and Chino and Tyrone in New Mexico, as well as one operating molybdenum mine: Henderson in Colorado. In South America, the Company has four operating copper mines: Cerro Verde in Peru, and Candelaria, Ojos del Salado and El Abra in Chile. The Company owns a 53.56% interest in Cerro Verde, an 80% interest in both Candelaria and Ojos del Salado and a 5% interest in El Abra. It owns 90.64% of PT Freeport Indonesia, including 9.36% owned through its wholly owned subsidiary, PT Indocopper Investama. The Company also operates Atlantic Copper S.A. (Atlantic Copper). Atlantic Copper's operations involve the smelting and refining of copper concentrates.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

     o Arch Coal, Inc. is a coal producer in the United States. During the year ended December 31, 2007, the Company operated 18 active mines located in each of the low-sulfur, coal-producing regions of the United States. Arch Coal, Inc. sells substantially all of its coal to power plants, steel mills and industrial facilities. During 2007, the Company sold approximately 135 million tons of coal, including approximately 8.6 million tons of coal it purchased from third parties, fueling approximately 6% of all electricity generated in the United States. The locations of the Company's mines enable it to ship coal to coal-fueled power plants in the United States. During 2007, Arch Coal, Inc. sold approximately 73.6% of its coal under contracts with a term of more than one year. As of December 31, 2007, the average volume-weighted remaining term of its long-term contracts was approximately 3.8 years, with remaining terms ranging from 1 to 10 years.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105.

     o The Goodyear Tire & Rubber Company (Goodyear) is a manufacturer of tires and rubber products, engaging in operations in most regions of the world. The Company, together with its United States and international subsidiaries and joint ventures, develops, manufactures, markets and distributes tires for most applications. It also manufactures and markets rubber-related chemicals for various applications. Goodyear is an operator of commercial truck service and tire retreading centers. The Company manufactures its products in 64 manufacturing facilities in 25 countries, including the United States. In the year ended December 31, 2007, the Company operated its business through five segments: North American Tire; European Union Tire; Eastern Europe, Middle East and Africa Tire (Eastern Europe Tire); Latin American Tire, and Asia Pacific Tire. On July 31, 2007, Goodyear completed the sale of its Engineered Products business segment to EPD Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-01927.

     o Cummins Inc. designs, manufactures, distributes and services diesel and natural gas engines, electric power generation systems and engine-related component products, including filtration and exhaust aftertreatment, fuel systems, controls and air handling systems. The Company sells its products to original equipment manufacturers (OEMs), distributors and other customers worldwide. The Company serves its customers through a network of more than 500 Company-owned and independent distributor locations and approximately 5,200 dealer locations in more than 190 countries and territories. The Company operates four operating segments Engine, Power Generation, Components and Distribution. In November 2007, the Company sold certain assets of its Universal Silencer subsidiary, based in Stoughton, Wisconsin, to Stirling Group, LLC. Cummins Turbo Technologies Ltd., a wholly owned subsidiary of the Company, purchased the remaining interest of Tata Holset Ltd. during the year ended December 31, 2007.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04949.

     o SanDisk Corporation (SanDisk) designs, develops, markets and manufactures products and solutions in a variety of form factors using its flash memory, controller and firmware technologies. It primarily offers Not And (NAND) (electronic logic gate)-based flash storage cards. The Company sources majority of its flash memory supply through its significant venture relationships with Toshiba Corporation. SanDisk's cards are used in a range of consumer electronics devices, such as mobile phones, digital cameras, gaming devices and laptop computers. It also produces Universal Serial Bus drives (USB) drives, gaming consoles, Moving Picture Experts Group Layer-3 audio (MP3) players and other flash storage products that are embedded in a variety of systems for the enterprise, industrial, military and other markets. On January 13, 2006, SanDisk acquired Matrix Semiconductor, Inc. (Matrix). On November 19, 2006, the Company acquired msystems, Ltd., an Israel-based semiconductor company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-26734.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Monsanto Company (Monsanto), along with its subsidiaries, is a global provider of agricultural products for farmers. The Company's seeds, biotechnology trait products, and herbicides provide farmers with solutions that improve productivity, reduce the costs of farming, and produce better foods for consumers and better feed for animals. It has two segments: Seeds and Genomics and Agricultural Productivity. Through its Seeds and Genomics segment, it produces seed brands, including DEKALB, Asgrow, D&PL, Deltapine and Seminis, and it develops biotechnology traits that assist farmers in controlling insects and weeds. It also provides other seed companies with genetic material and biotechnology traits for their seed brands. Through its Agricultural Productivity segment, the Company manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167.

     o JPMorgan Chase & Co. is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. JPMorgan Chase's principal non-banking subsidiary is J.P. Morgan Securities Inc., its United States investment banking firm. The bank and non-bank subsidiaries of JPMorgan Chase operate nationally, as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks. In May 2007, the Company completed the acquisition of Xign Corporation, a provider of business-to-business financial settlement solutions. The business will be known as JPMorgan Xign Corporation. In January 2008, JPMorgan Chase acquired an additional equity interest in Highbridge Capital Management, LLC. As a result, the Company owns 77.5% of Highbridge as of January 31, 2008.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805.

     o Target Corporation (Target) operates general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company offers both everyday essentials and fashionable differentiated merchandise. Target's credit card operations represent an integral component of its core retail business. The Company also operates a fully integrated online business, Target.com. It operates Target general merchandise stores with a range of general merchandise and a limited assortment of food items, as well as SuperTarget stores with a line of food and general merchandise items. Target.com offers a range of general merchandise, including many items found in its stores and a complementary assortment, such as extended sizes and colors, sold only online. A significant portion of Target's sales is from national brand merchandise.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06049.

     o Foster Wheeler Limited operates through two business groups, the Global Engineering & Construction Group (Global E&C Group) and the Global Power Group. The Global E&C Group, which operates globally, designs, engineers and constructs onshore and offshore upstream oil and gas processing facilities, natural gas liquefaction facilities and receiving terminals, gas-to-liquids facilities, oil refining, chemical and petrochemical, pharmaceutical and biotechnology facilities and related infrastructure, including power generation and distribution facilities, and gasification facilities. The Global Power Group designs, manufactures and erects steam generating and auxiliary equipment for electric power generating stations and industrial facilities globally. In February 2008, the Company completed the acquisition of Biokinetics. On April 7, 2006, the Company completed the purchase of the remaining 51% interest in MF Power.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31305.



Historical Information

The graphs below set forth the historical performance of each of the Bundled Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each of the Bundled Stocks. The information provided in this table is for the second, third and fourth quarters of 2004, the four quarters of 2005, 2006 and 2007, the first quarter of 2008 and for the period from April 1, 2008 through May 23, 2008. (If no price is provided in the table for a particular period that indicates that the Bundled Stock was not traded at such time.)

We obtained the information regarding the historical performance of each the Bundled Stocks in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Bundled Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market price of any of the Bundled Stocks on the Valuation Date. We cannot give you assurance that the performance of the Bundled Stocks will result in any return in addition to your initial investment.

Graph of historical performance of each Bundled Stock



                       Freeport-McMoRan Copper & Gold Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                    40.5
    10/1/2004            12/31/2004                42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.9                    35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005            12/30/2005                56.35                   43.41                    53.8

     1/1/2006             3/31/2006                65                      47.11                    59.77
     4/1/2006             6/30/2006                72.2                    43.1                     55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006            12/29/2006                63.7                    47.6                     55.73

     1/1/2007             3/31/2007                67.19                   48.85                    66.19
     4/1/2007             6/30/2007                85.5                    65.62                    82.82
     7/1/2007             9/30/2007               110.6                    67.07                   104.89
    10/1/2007            12/31/2007               120.2                    85.71                   102.44

     1/1/2008             3/31/2008               107.37                   68.96                    96.22
     4/1/2008             5/23/2008               127.24                   93                      117.19


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Arch Coal Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               18.495                  13.865                   18.295
     7/1/2004             9/30/2004               18.465                  15.05                    17.745
    10/1/2004            12/31/2004               19.5                    15.93                    17.77

     1/1/2005             3/31/2005               23.765                  16.595                   21.505
     4/1/2005             6/30/2005               27.88                   20.15                    27.235
     7/1/2005             9/30/2005               34.965                  25.14                    33.75
    10/1/2005            12/30/2005               41.1                    30.495                   39.75

     1/1/2006             3/31/2006               44.15                   34.295                   37.97
     4/1/2006             6/30/2006               56.445                  37.1001                  42.37
     7/1/2006             9/29/2006               44.13                   25.88                    28.91
    10/1/2006            12/29/2006               37.03                   25.85                    30.03

     1/1/2007             3/31/2007               33.79                   27.18                    30.69
     4/1/2007             6/30/2007               42.59                   30.33                    34.8
     7/1/2007             9/30/2007               37                      27.76                    33.74
    10/1/2007            12/31/2007               45.22                   32.99                    44.93

     1/1/2008             3/31/2008               56.15                   32.98                    43.5
     4/1/2008             5/23/2008               68.68                   41.25                    62.90


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Goodyear Tire & Rubber Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               10.45                    7.66                     9.09
     7/1/2004             9/30/2004               12                       8.7                     10.74
    10/1/2004            12/31/2004               15.01                    9.15                    14.66

     1/1/2005             3/31/2005               16.09                   13.1                     13.35
     4/1/2005             6/30/2005               15.46                   11.24                    14.9
     7/1/2005             9/30/2005               18.59                   14.6                     15.59
    10/1/2005            12/30/2005               18.18                   12.8                     17.38

     1/1/2006             3/31/2006               19.31                   12.78                    14.48
     4/1/2006             6/30/2006               15.42                   10.35                    11.1
     7/1/2006             9/29/2006               15.07                    9.75                    14.5
    10/1/2006            12/29/2006               21.35                   13.61                    20.99

     1/1/2007             3/31/2007               32.16                   21.4                     31.19
     4/1/2007             6/30/2007               36.594                  30.96                    34.76
     7/1/2007             9/30/2007               36.9                    23.83                    30.41
    10/1/2007            12/31/2007               31.36                   25.34                    28.22

     1/1/2008             3/31/2008               29.87                   22.27                    25.8
     4/1/2008             5/23/2008               30.10                   25.12                    25.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Cummins Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               16.665                  13.3325                  15.625
     7/1/2004             9/30/2004               18.5475                 14.77                    18.4725
    10/1/2004            12/31/2004               21.1675                 16.4354                  20.9475

     1/1/2005             3/31/2005               21.15                   17.1475                  17.5875
     4/1/2005             6/30/2005               19                      15.8975                  18.6525
     7/1/2005             9/30/2005               23.47                   18.39                    21.9975
    10/1/2005            12/30/2005               23.125                  19.45                    22.4325

     1/1/2006             3/31/2006               27.65                   22.173                   26.275
     4/1/2006             6/30/2006               30.6875                 25.0625                  30.5625
     7/1/2006             9/29/2006               31.2425                 27.125                   29.8075
    10/1/2006            12/29/2006               34.8                    29.3875                  29.545

     1/1/2007             3/31/2007               37.985                  28.16                    36.18
     4/1/2007             6/30/2007               53.615                  36.0125                  50.605
     7/1/2007             9/30/2007               70.13                   48                       63.945
    10/1/2007            12/31/2007               71.725                  51.84                    63.685

     1/1/2008             3/31/2008               64.165                  38.11                    46.82
     4/1/2008             5/23/2008               73.98                   46.65                    67.86


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  SanDisk Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               33.25                   19.79                    21.69
     7/1/2004             9/30/2004               29.6                    19.28                    29.12
    10/1/2004            12/31/2004               31.96                   19.66                    24.97

     1/1/2005             3/31/2005               28.42                   20.25                    27.8
     4/1/2005             6/30/2005               29.03                   23.55                    23.73
     7/1/2005             9/30/2005               48.58                   23.41                    48.24
    10/1/2005            12/30/2005               65.49                   45.65                    62.82

     1/1/2006             3/31/2006               79.8                    52.15                    57.52
     4/1/2006             6/30/2006               66.2                    49.16                    50.98
     7/1/2006             9/29/2006               60.9447                 37.34                    53.54
    10/1/2006            12/29/2006               62.24                   41.9999                  43.03

     1/1/2007             3/31/2007               46.24                   35.82                    43.8
     4/1/2007             6/30/2007               49.61                   41.48                    48.94
     7/1/2007             9/30/2007               59.75                   47.14                    55.1
    10/1/2007            12/31/2007               55.98                   32.74                    33.17

     1/1/2008             3/31/2008               33.73                   19.54                    22.57
     4/1/2008             5/23/2008               33.17                   23.33                    28.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.44                   31.3                     41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006            12/29/2006                93.159                  72.6                     84.84

     1/1/2007             3/31/2007                97.8                    81.9                     92.91
     4/1/2007             6/30/2007               127.61                   89.6                    122.04
     7/1/2007             9/30/2007               155                     111.62                   153.47
    10/1/2007            12/31/2007               202.96                  150.63                   198.08

     1/1/2008             3/31/2008               200.26                  115.44                   143.5
     4/1/2008             5/23/2008               192.24                  143.61                   181.17


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Monsanto Co.
                                    (01 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004                19.25                   15.68                    19.25
     7/1/2004             9/30/2004                19.05                   17.075                   18.21
    10/1/2004            12/31/2004                28.22                   17.625                   27.775

     1/1/2005             3/31/2005                32.51                   25                       32.25
     4/1/2005             6/30/2005                34.4                    27.755                   31.435
     7/1/2005             9/30/2005                34.615                  27.8                     31.375
    10/1/2005            12/30/2005                39.925                  28.19                    38.765

     1/1/2006             3/31/2006                44.18                   39.095                   42.375
     4/1/2006             6/30/2006                44.88                   37.905                   42.095
     7/1/2006             9/29/2006                48.45                   40.925                   47.01
    10/1/2006            12/29/2006                53.49                   42.75                    52.53

     1/1/2007             3/31/2007                57.08                   49.1                     54.96
     4/1/2007             6/30/2007                68.81                   54.34                    67.54
     7/1/2007             9/30/2007                86.9                    58.5                     85.74
    10/1/2007            12/31/2007               116.25                   82.51                   111.69

     1/1/2008             3/31/2008               129.28                   90.5                    111.5
     4/1/2008             5/23/2008               132.36                  104.60                   121.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               42.57                   34.62                    38.77
     7/1/2004             9/30/2004               40.25                   35.496                   39.73
    10/1/2004            12/31/2004               40.45                   36.321                   39.01

     1/1/2005             3/31/2005               39.69                   34.32                    34.6
     4/1/2005             6/30/2005               36.5                    33.35                    35.32
     7/1/2005             9/30/2005               35.95                   33.31                    33.93
    10/1/2005            12/30/2005               40.56                   32.92                    39.69

     1/1/2006             3/31/2006               42.43                   37.88                    41.64
     4/1/2006             6/30/2006               46.8                    39.33                    42
     7/1/2006             9/29/2006               47.49                   40.4                     46.96
    10/1/2006            12/29/2006               49                      45.51                    48.3

     1/1/2007             3/31/2007               51.95                   45.91                    48.38
     4/1/2007             6/30/2007               53.25                   47.7                     48.45
     7/1/2007             9/30/2007               50.48                   42.16                    45.82
    10/1/2007            12/31/2007               48.02                   40.15                    43.65

     1/1/2008             3/31/2008               49.29                   36.01                    42.95
     4/1/2008             5/23/2008               49.95                   41.17                    42.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Target Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               47.4                    41.18                    42.47
     7/1/2004             9/30/2004               46.9                    40.03                    45.25
    10/1/2004            12/31/2004               54.14                   45.3                     51.93

     1/1/2005             3/31/2005               53.26                   47.75                    50.02
     4/1/2005             6/30/2005               56.24                   45.55                    54.41
     7/1/2005             9/30/2005               60                      49.89                    51.93
    10/1/2005            12/30/2005               59.29                   50.77                    54.97

     1/1/2006             3/31/2006               55.89                   51.9                     52.01
     4/1/2006             6/30/2006               55.13                   47.26                    48.87
     7/1/2006             9/29/2006               56.67                   44.7                     55.25
    10/1/2006            12/29/2006               60.34                   54.6                     57.05

     1/1/2007             3/31/2007               64.74                   56.61                    59.26
     4/1/2007             6/30/2007               65.07                   56.8                     63.6
     7/1/2007             9/30/2007               70.75                   56.06                    63.57
    10/1/2007            12/31/2007               68.5                    48.85                    50

     1/1/2008             3/31/2008               57.32                   47.01                    50.68
     4/1/2008             5/23/2008               55.72                   51.06                    52.04


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Foster Wheeler Ltd.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               18.3                    10.8                     14
     7/1/2004             9/30/2004               14                       4.4                      4.7
    10/1/2004            12/31/2004                8.5                     4.2                      7.935

     1/1/2005             3/31/2005                9.825                   6.2                      8.7
     4/1/2005             6/30/2005                9.885                   6.425                    9.83
     7/1/2005             9/30/2005               15.72                    9.67                    15.445
    10/1/2005            12/30/2005               18.945                  13.13                    18.39

     1/1/2006             3/31/2006               26.85                   17.9913                  23.655
     4/1/2006             6/30/2006               26.44                   17.43                    21.6
     7/1/2006             9/29/2006               22.43                   16.005                   19.295
    10/1/2006            12/29/2006               28.465                  19.025                   27.57

     1/1/2007             3/31/2007               29.795                  23.25                    29.195
     4/1/2007             6/30/2007               55.185                  28.965                   53.495
     7/1/2007             9/30/2007               68.394                  42.165                   65.64
    10/1/2007            12/31/2007               84.235                  63.24                    77.51

     1/1/2008             3/31/2008               85.65                   46.05                    56.62
     4/1/2008             5/23/2008               79.97                   55.86                    74.30


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about May 30, 2008, which is the fourth business day following the Pricing Date (this settlement cycle being referred to as "T+4"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

              Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated February 1, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.

                            Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated February 1, 2008, except that, in connection with reverse stock splits, the Initial Share Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                   $9,367,000

                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Bundled Reverse Convertible Notes due August 29, 2008 Linked to the Common Stocks of a Bundle of Single Stock Issuers